UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

__________________________

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Avid Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies: ___________________________________________________________________________________________
	2.	Aggregate number of securities to which transaction applies: ___________________________________________________________________________________________
3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________________________________

	4.	Proposed maximum aggregate value of transaction: ___________________________________________________________________________________________
	5.	Total fee paid: ___________________________________________________________________________________________
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1.	Amount Previously Paid: ___________________________________________________________________________________________
	2.	Form, Schedule or Registration Statement No.: ___________________________________________________________________________________________
	3.	Filing Party: ___________________________________________________________________________________________
	4.	Date Filed: ___________________________________________________________________________________________

The following additional Q&A was made available to Avid Technology, Inc.’s employees on August 11, 2023:

What will happen with our ESPP (Employee Stock Purchase Plan)?

If the merger closes on or before December 29, 2023 (the last day of the current six-month Plan Period that began on July 1, 2023), the Board will shorten the current Plan Period so that it ends and shares are purchased on a new purchase date that is at least five business days before the closing date (but not later than December 29, 2023). Any payroll deductions from July 1, 2023 through this new purchase date will be used to purchase shares of our common stock at a price equal to 85% of the closing price of our common stock on the new purchase date by all employees who are participants on that date.

If the merger closes after December 29, 2023, then shares will be purchased in the normal course on December 29, 2023 (the regularly scheduled purchase date) at a price equal to 85% of the closing price of our common stock on that date. Immediately after the purchase of such shares, the ESPP will be suspended and it will subsequently terminate as of the closing of the merger.

Any shares of our common stock that you purchase at the end of the current Plan Period, as well as any shares that you previously purchased under the ESPP and hold as of the closing of the merger, will be converted into cash in the merger. Some of the cash proceeds you will receive for those shares will be taxed as ordinary income and some of the cash proceeds will be taxed as a capital gain, depending on how long you have held the shares. Please see the ESPP prospectus for further information about the taxation of ESPP benefits.

No new participants may enroll in the ESPP and no current participants may increase their rate of payroll deductions under the ESPP.

The following email was sent to Avid Technology, Inc.’s sales team:

Team,

Hopefully you have all received the company-wide email from Jeff. As a follow on to that email, announcing the definitive agreement to be acquired by STG, I wanted to reiterate two very important points to our Commercial team.

First and foremost, this is a very positive step for the company. Under the terms of this agreement, Avid will become a private company enabling us to—using our CKO theme—Go Beyond in helping our partners and customers meet their current and future business challenges with innovative product and service offerings.

And second, although this is a major announcement which may elicit questions from our partners and customers alike, it is important to remember that it is “business as usual” for us until the transaction is completed (slated for Q4, subject to approval by Avid’s stockholders, regulatory approvals and other customary closing conditions). It does not impact any existing contracts or contract terms, and during this time, we remain focused on executing with excellence!

To that end, we are supplying the link to today’s official press release and attaching letters written and signed by Jeff for both our enterprise customers and channel partners which you are encouraged to use in communicating this news. Each of these letters have been approved for use by Legal and cannot be altered.

Important Links

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Avid Press Release

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Letter from Jeff Rosica for use with Enterprise Customers (attached)

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Letter from Jeff Rosica for use with Channel Partners (attached)

You are the face of Avid to your partner(s) and/or customer(s). I suggest strongly that you personally reach out to them to ensure they have seen the press release and are aware of this very important announcement. For key customers or partners sharing the letter from Jeff may be necessary. If, after communicating with your partner or customer, they express concern or want to speak with either myself, Ken, or Jeff for further assurance, please contact either Stephanie Bourque or Colleen Smith for help in arranging.

I am excited at the opportunity before us and being a part of Avid at this very pivotal juncture in the company’s history.

Best,

Tom

Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Avid Technology, Inc. (the “Company”), Artisan Bidco, Inc. (“Parent”) and Artisan Merger Sub, Inc., whereby the Company would become a wholly-owned subsidiary of Parent. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to the stockholders of the Company as of the record date established for voting on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by directing a request through the Investor Relations portion of the Company’s website at www.avid.com or by mail to Avid Technology, Inc., 75 Blue Sky Drive, Burlington, MA 01803, Attention: Whit Rappole, Investor Relations.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of the stockholders of the Company, filed with the SEC on April 28, 2023 and in subsequent documents filed with the SEC, each of which is (or, when filed will be) available free of charge from the sources indicated above. Other information regarding the participants in the solicitation of proxies from the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations of future events and may include words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “feel,” “intend,” “may,” “plan,” “should,” “seek,” “will” and “would,” or other comparable terms, but the absence of these words does not mean a statement is not forward-looking. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; (iii) unanticipated difficulties or expenditures relating to the proposed transaction; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s plans, business relationships, operating results and operations; (v) potential difficulties retaining employees as a result of the announcement and pendency of the proposed transaction; (vi) the response of customers, channel partners and suppliers to the announcement of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) legal proceedings, including those that may be instituted against the Company, its board of directors, its executive officers or others following the announcement of the proposed transaction; and (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction. The foregoing list is not exhaustive, and readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023, and other reports and documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and ir.avid.com. Forward-looking statements speak only as of the date of this communication. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.